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                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation of our report dated June 28, 2001 relating to the consolidated balance sheet of Wit SoundView Europe Group plc and subsidiary as of December 31, 2000 and the related consolidated profit and loss account, and cash flow statement for the period then ended included in this Form 10-K/A, into Wit SoundView
Group, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 333-63206, 333-58342, 333-85203, 333-30084, 333-42304 and 333-51972) and the
related resale prospectuses prepared in accordance with Form S-3.

/s/ ARTHUR ANDERSEN

London
June 29, 2001